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                                                                      EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report dated September 27, 1996 and to all references to our firm, included in this Form 8-K, into the Company's previously filed Registration Statements on Form S-3 (File No. 33-96534), Form S-3 (File No. 33-96536), Form S-3 (File No. 333-1106) and Form S-8 (File No. 333-1088).

                                        Arthur Andersen LLP

Atlanta, Georgia
November 12, 1996